UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) December 3, 2002


                                   AGWAY INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


Delaware                             2-22791                          15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                      (IRS Employer
of incorporation)                 File Number)               Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6436








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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

As previously disclosed, on September 27, 2002, Agway Inc. (Agway) and GROWMARK, Inc., a Bloomington, Illinois-based agricultural cooperative (GROWMARK) announced that they had signed a definitive agreement regarding the sale of the Agronomy and Seedway businesses, as well as Agway's ownership interest in CF Industries and Allied Seed LLC, to GROWMARK.

On December 3, 2002, Agway announced the completion of that sale of its Agronomy and Seedway businesses to GROWMARK. The transaction includes Agway's ownership interest in Allied Seed LLC and its stock interest in CF Industries, a fertilizer manufacturing cooperative. The sale was approved on November 13, 2002 by the U. S. Bankruptcy Court for the Northern District of New York in Utica, NY.

Total cash proceeds received at closing totaled approximately $57 million. The proceeds were applied (i) to reduce to zero the outstanding revolving credit balance with our secured lender, which, at the date of the closing, was $28.5 million and (ii) to provide cash collateral of $15 million on the Company's outstanding letters of credit, as required by the Company's debtor-in-possession
(DIP) financing, with the remaining proceeds of $13.5 million held as available cash in Agway's bank account.

As previously disclosed, Agway announced on March 6, 2002, its intentions to divest of certain business operations, including the Agronomy and Seedway businesses, as part of a comprehensive plan designed to refocus capital resources on four selected businesses: Animal Feed and Nutrition (the principal operation within the Agriculture segment), Energy Products (Energy segment), Produce and Agricultural Technologies (operations within the Country Products Group segment). As required by generally accepted accounting principles, the Company's financial statements have reported the business operations planned for divestiture (including the Agronomy and Seedway businesses) as discontinued operations for all periods presented, beginning with the Company's quarterly report on Form 10-Q dated March 31, 2002.

The estimated financial statement loss from the sale of these businesses and related assets has been previously reported in the loss on sale of discontinued operations for the year ended June 30, 2002, and quarter ended September 30, 2002. The final accounting for the loss on sale of the Agronomy and Seedway businesses and related assets is not expected to exceed the amounts previously reported and will be included in the Company's financial results to be reported in Form 10-Q for the quarter ending December 31, 2002.





CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are filed as part of this report.

No.
---

2.1 Asset Purchase Agreement Between Agway, Inc. (Seller) And GROWMARK, INC. (Buyer) Dated September 27, 2002
2.2      Amendment to Asset Purchase Agreement
2.3 Approval of Schedules and Exhibits and Second Amendment to Asset Purchase Agreement
2.4 Approval of Schedules and Exhibits and Third Amendment to Asset Purchase Agreement
2.5 Approval of Schedules and Exhibits and Fourth Amendment to Asset Purchase Agreement

10       License Agreement

99       Press release dated December 3, 2002





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AGWAY INC.
                                       (Registrant)



Date    December 18, 2002              By       /s/ PETER J. O'NEILL
    ---------------------------------       ---------------------------------
                                                     Peter J. O'Neill
                                                  Senior Vice President
                                                   Finance & Control
                                             (Principal Financial Officer and
                                                  Chief Accounting Officer)